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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)
                          March 25, 1998


                         PROFFITT'S, INC.
      (Exact name of registrant as specified in its charter)


                Tennessee           1-13113             62-0331040
        (State of incorporation)  (Commission      (I.R.S. Employer
                                  File Number)     Identification No.)

           750 Lakeshore Parkway
            Birmingham, Alabama                          35211
           (Address of principal                       (Zip Code)
           executive offices)


Registrant's telephone number, including area code (423) 983-7000

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Item 5.   Other Events

          On March 25, 1998, the Board of Directors of the Registrant approved Amendment No. 1 (the "Amendment") to the Rights Agreement, dated as of March 28, 1995 (the "Rights Agreement"), between the Registrant and Union Planters Bank, N.A. (formerly known as Union Planters National Bank), as Rights Agent (the "Rights Agent"). The Registrant amended the Rights Agreement
(i) to increase the exercise price of the Rights to $278.00 per one one-hundredth of a Series C Junior Preferred Share, subject to adjustment and (ii) to extend the final expiration date of the Rights Agreement to March 25, 2008.

          The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Registrant.

Item 7.   Financial Statements and Exhibits

     7(a) and 7(b).  None

     7(c).     The following exhibits are furnished as required by
               Item 7(c):

         Exhibit
         Number     Description

           4.1 Amendment No. 1, dated as of March 25, 1998, to the Rights Agreement, dated as of March 28, 1995, between the Registrant and Union Planters Bank, N.A., as Rights Agent.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PROFFITT'S, INC.

Date: March 25, 1998



                         By:  /s/ Brian J. Martin
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                              Brian J. Martin, Executive Vice
                              President of Law